UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2010

Saia, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia		30097
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-232-5067

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

In connection with the June 1, 2010 departure of Anthony D. Albanese from Saia, Inc. (the "Company"), as previously reported by the Company in a Current Report on Form 8-K filed on June 1, 2010, the Amended and Restated Executive Severance Agreement, dated October 24, 2006, as amended, between Mr. Albanese and the Company, terminated effective May 31, 2010.

The Amended and Restated Employment Agreement dated as of October 24, 2006, as amended, between Mr. Albanese and the Company remains in effect. In accordance with Mr. Albanese’s employment agreement, he will receive certain severance benefits and will be subject to certain post employment non-competition, non-solicitation and confidentiality restrictions. For purposes of the employment agreement, his last date of employment will be June 30, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saia, Inc.

June 4, 2010	By:	James A. Darby

Name: James A. Darby
Title: Vice President of Finance and Chief Financial Officer